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                                                      Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                             BOX HILL SYSTEMS CORP.
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   13-3460176
                      (I.R.S. Employer Identification No.)

                           161 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10013
                    (Address of principal executive offices)

                 BOX HILL SYSTEMS CORP. 1995 INCENTIVE PROGRAM
                                      and
              BOX HILL SYSTEMS CORP. EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plans)

                                  PHILIP BLACK
                            CHIEF EXECUTIVE OFFICER
                             BOX HILL SYSTEMS CORP.
                           161 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10013
                                 (212) 989-4455
           (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                             LEO SILVERSTEIN, ESQ.
                         BROCK FENSTERSTOCK SILVERSTEIN
                              MCAULIFFE & WADE LLC
                        ONE CITICORP CENTER - 56TH FLOOR
                            NEW YORK, NEW YORK 10022

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                        CALCULATION OF REGISTRATION FEE
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                                     PROPOSED     PROPOSED
TITLE OF                             MAXIMUM      MAXIMUM
SECURITIES         AMOUNT            OFFERING     AGGREGATE        AMOUNT OF
TO BE              TO BE             PRICE PER    OFFERING         REGISTRATION
REGISTERED         REGISTERED        SHARE        PRICE            FEE
-------------------------------------------------------------------------------
Common Stock,
    par value
    $.01
    per share(1)   1,462,547 shs.    $ 3.71 (2)   $ 5,426,049.37   $1,644.26

Common Stock,
    par value
    $.01
    per share (3)    929,953 shs.    $15.00 (4)   $13,949,295.00   $4,227.06

Common Stock,
    par value
    $.01
    per share (5)    250,000 shs.    $15.00       $ 3,750,000.00   $1,136.36

         Total     2,642,500 shs.                 $23,125,344.37   $7,007.68
-------------------------------------------------------------------------------

(1) Represents shares issuable upon exercise of outstanding options issued under the Box Hill Systems Corp. 1995 Incentive Program (the "Incentive Program").

(2) Represents the average offering price of options issued pursuant to the Incentive Program.

(3) Represents additional shares reserved for issuance under the Incentive Program.

(4) Based on the maximum anticipated offering price for the Company's Common Stock in the initial public offering being conducted pursuant to the Company's registration statement on Form S-1, Registration No. 333-31873.

(5) Represents shares reserved for issuance pursuant to the Box Hill Systems Corp. Employee Stock Purchase Plan (the "Purchase Plan").

                                  ----------

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING AS PROVIDED IN RULE 462 UNDER THE SECURITIES ACT OF 1933.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

         The documents containing information specified by Part I of this Form S-8 Registration Statement have been or will be sent or given to participants in each of the Incentive Program and the Purchase Plan as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended.

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents incorporated by reference according to Item 3 herein are available without charge upon written or oral request.

                                      I-1

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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant hereby incorporates by reference the following documents into this Registration Statement:

         1. The prospectus of the Registrant filed pursuant to Rule 424(b) under the Securities Act, relating to the offering of Common Stock registered in the Registrant's Registration Statement on Form S-1 (Registration No. 333-31873), declared effective on September 16, 1997.

         2. The description of the Common Stock provided in the Company's Registration Statement on Form 8-A, as amended, Commission File No. 1-13317.

         In addition, any documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not required, in as much as the Registrant's Common Stock is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation of the Company provides that a director of the Company shall not be liable to the Company or its shareholders for damages for any breach of duty in such capacity unless a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she was not legally entitled or that his or her acts violated Section 719 of the New York Business Corporation Law.

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         The By-laws of the Company further provide that the Company shall indemnify any officer or director of the Company for his or her reasonable expenses, including attorney's fees, actually and necessarily incurred by him or her in connection with his or her defense of any action (except an action by the Company in its own right) to which he or she becomes a party by reason of the fact that such individual served as an officer or director or employee of the Company or of any corporation in which he or she served at the request of the Company, unless judgment or final adjudication adverse to the officer or director establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Section 722 of the New York Business Corporation Law provides, in substance, that New York corporations may indemnify their directors and officers in connection with actions or proceedings (other than one by or in the right of the corporation to procure a judgment in its favor) brought against such directors or officers, including actions brought against such directors or officers by or in the right of any other corporation, by reason of the fact that they are or were such directors or officers, against judgments, fines, amounts paid in settlement and reasonable expenses.

         The Company's employment agreements with Dr. Benjamin Monderer, Ms. Carol Turchin and Mr. Mark Mays, all executive officers and directors of the Company, its compensation agreement with Mr. Philip Black, a director of the Company and its Chief Executive Officer, and an agreement with Mr. Finis F. Conner, a director of the Company, provide for the indemnification of those individuals to the extent of the foregoing.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See the Exhibit Index on page II-7 of this Registration Statement.

                                      II-2

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ITEM 9.  UNDERTAKINGS.

         (1) The undersigned Registrant undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report required to be filed by the Registrant or plan pursuant to Section 13 or 15(d) of the Exchange Act that is incorporated herein by reference;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant or plan pursuant to Section 13 or 15(d) of the Exchange Act that is incorporated herein by reference;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement related to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in

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the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 16, 1997.


                                            BOX HILL SYSTEMS CORP.


                                            By: /s/ Philip Black
                                                -------------------------------
                                                Philip Black
                                                Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip Black or Benjamin Monderer, his true and lawful attorney-in-fact, with power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Box Hill Systems Corp., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 16, 1997, by the following persons in the capacities indicated.


Signature                                            Title
---------                                            -----

/s/ Benjamin Monderer                            Chairman of the
-----------------------------                    Board, President and
Benjamin Monderer                                Chief Technical Officer


/s/ Philip Black                                 Chief Executive Officer
-----------------------------                    and Director
Philip Black

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/s/ Carol Turchin                                Executive Vice President
-----------------------------                    and Director
Carol Turchin



/s/ Mark A, Mays                                 Vice President, Secretary
-----------------------------                    and Director
Mark A. Mays



                                                 Director
-----------------------------
Finis F. Connor



                                                 Director
-----------------------------
Robert C. Miller



                                                 Director
-----------------------------
Mischa Schwartz



/s/ R. Robert Rebmann                            Chief Financial Officer
-----------------------------                    (Principal Financial Officer)
R. Robert Rebmann

                                      II-6

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                                 EXHIBIT INDEX


Exhibit No.                                                            Page No.

3.1    -   Certificate of Incorporation, as amended (Exhibit 3.1          *
           to the Company's Registration Statement on Form S-1,
           File No. 333-31873)

3.3    -   Amended and Restated By-laws (Exhibit 3.3 to the               *
           Company's Registration Statement on Form S-1,
           File No. 333-31873)

5.1    -   Opinion of Brock Fensterstock Silverstein McAuliffe           **
           & Wade LLC

10.5   -   Box Hill Systems Corp. 1995 Incentive Program                  *
           (Exhibit 10.5 to the Company's Registration Statement on
           Form S-1, File No. 333-31873)

10.8   -   Box Hill Systems Corp. Employee Stock Purchase Plan            *
           (Exhibit 10.8 to the Company's Registration Statement on
           Form S-1, File No. 333-31873)

16     -   Letter re: change in certifying accountants (Exhibit 16 to     *
           the Company's Registration Statement on Form S-1, File
           No. 333-31873)

23.1   -   Consent of Arthur Andersen LLP                                **

23.2   -   Consent of Perelson Weiner                                    **

23.3   -   Consent of Brock Fensterstock Silverstein McAuliffe            *
           & Wade LLC (included in Exhibit 5.1)

24     -   Powers of Attorney (included on the signature page hereof)

-------------------
*        Incorporated herein by reference to the Registration Statement

**       Filed herewith

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